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                         Independent Accountants' Report



To the Stockholders and
Board of Directors
HFB Financial Corporation
Middlesboro, Kentucky


We have audited the accompanying consolidated balance sheets of HFB Financial Corporation as of December 31, 2002 and June 30, 2002 and 2001, and the related consolidated statements of income, stockholders' equity and cash flows for the six months ended December 31, 2002 and years ended June 30, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HFB Financial Corporation as of December 31, 2002 and June 30, 2002 and 2001, and the results of their operations and their cash flows for the six months ended December 31, 2002 and years ended June 30, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

BKD, LLP


Evansville, Indiana
February 14, 2003

                               HFB Financial Corp
                           Consolidated Balance Sheets
                  December 31, 2002 and June 30, 2002 and 2001



                                                                     December 31,              June 30,
                                                                   -------------------------------------------------
                                                                         2002            2002            2001
                                                                   -------------------------------------------------

        Cash and due from banks                                      $   4,467,188   $   4,775,348   $   5,112,788
        Federal funds sold                                                 500,000         450,000       8,775,000
                                                                      ------------    ------------    ------------

               Cash and cash equivalents                                 4,967,188       5,225,348      13,887,788

        Trading assets, at fair value                                           --              --       1,049,327
        Available-for-sale securities                                   70,418,282      74,636,556      57,109,780
        Loans, net of allowance for loan losses of $1,191,849,
          $975,000 and $718,267 at December 31, 2002 and June
          30, 2002 and 2001, respectively                              166,334,655     154,449,553     136,863,425
        Premises and equipment                                           4,455,209       3,867,217       4,242,655
        Federal Home Loan Bank stock                                     1,679,700       1,622,100       1,527,400
        Interest receivable                                              1,513,376       1,638,218       1,790,607
        Foreclosed assets held for sale                                  1,030,310       1,560,805         504,960
        Other assets                                                       330,038         353,189         428,647
        Cash surrender value of life insurance                           2,806,103       2,811,018              --
                                                                      ------------    ------------    ------------

               Total assets                                          $ 253,534,861   $ 246,164,004   $ 217,404,589
                                                                      ============    ============    ============

Liabilities and Stockholders' Equity

    Liabilities
        Deposits
           Noninterest bearing demand                                $   6,398,430   $   7,343,530   $   4,631,492
           Savings, NOW and money market                                26,643,742      24,734,538      20,433,508
           Certificates of deposit                                     166,243,106     169,245,427     156,883,478
                                                                      ------------    ------------    ------------

               Total deposits                                          199,285,278     201,323,495     181,948,478

        Short-term debt                                                  1,375,000              --              --
        Long-term debt                                                  26,277,967      19,871,257      12,452,796
        Interest payable                                                   629,653         855,075         962,143
        Other liabilities                                                2,386,636       1,973,592       1,572,344
                                                                      ------------    ------------    ------------

               Total liabilities                                       229,954,534     224,023,419     196,935,761
                                                                      ------------    ------------    ------------
    Stockholders' Equity
        Preferred stock, $1.00 par value
        Authorized and unissued - 1,000,000 shares
        Common stock, $1.00 par value; authorized 5,000,000
          shares;
          issued and outstanding 1,589,303 shares, 1,584,513
          and 1,579,582 shares at December 31, 2002 and June
          30, 2002, and 2001, respectively                               1,589,303       1,584,513       1,579,582
        Additional paid-in capital                                       8,768,874       8,749,714       8,729,990
        Retained earnings                                               14,867,147      13,922,605      12,839,997
        Common stock acquired by Rabbi Trust for deferred
          compensation plans                                              (500,446)       (488,102)       (488,102)
        Accumulated other comprehensive income                           1,417,447         933,853         291,628
                                                                      ------------    ------------    ------------
                                                                        26,142,325      24,702,583      22,953,095
        Treasury stock at cost December 31, 2002 and June 30,
          2002 - 288,202 shares, 2001 - 282,728 shares                  (2,561,998)     (2,561,998)     (2,484,267)
                                                                      ------------    ------------    ------------

               Total stockholders' equity                               23,580,327      22,140,585      20,468,828
                                                                      ------------    ------------    ------------

               Total liabilities and stockholders' equity            $ 253,534,861   $ 246,164,004   $ 217,404,589
                                                                      ============    ============    ============

See Notes to Consolidated Financial Statement Assets

                            HFB Financial Corporation
                        Consolidated Statements of Income
    Six Months Ended December 31, 2002 and Years Ended June 30, 2002 and 2001


                                                                   Six Months Ended          Years Ended
                                                                     December 31,              June 30,
                                                                   -------------------------------------------------
                                                                         2002            2002            2001
                                                                   -------------------------------------------------
    Interest Income
        Loans                                                        $   6,240,851   $  11,800,842   $  11,654,613
        Investment securities                                            1,944,642       3,759,455       3,885,382
        Other                                                                7,424         155,827         172,532
                                                                      ------------    ------------    ------------
               Total interest income                                     8,192,917      15,716,124      15,712,527
                                                                      ------------    ------------    ------------

    Interest Expense
        Deposits                                                         2,853,119       7,457,692       8,806,524
        Short-term debt                                                     12,931              --              --
        Long-term debt                                                     542,648         818,029         688,074
                                                                      ------------    ------------    ------------
               Total interest expense                                    3,408,698       8,275,721       9,494,598
                                                                      ------------    ------------    ------------

    Net Interest Income                                                  4,784,219       7,440,403       6,217,929

    Provision for Loan Losses                                              234,227         307,485         104,980
                                                                      ------------    ------------    ------------

    Net Interest Income After Provision for Loan Losses                  4,549,992       7,132,918       6,112,949
                                                                      ------------    ------------    ------------

    Noninterest Income
        Service charges on deposit accounts                                451,473         738,580         630,588
        Other customer fees                                                 61,949         100,930          80,125
        Net gains on trading securities                                         --          21,426         259,697
        Net realized gains (losses) on sales of
          available-for-sale securities                                         --           6,058            (670)
        Other                                                               93,415         238,660          29,133
                                                                      ------------    ------------    ------------
               Total noninterest income                                    606,837       1,105,654         998,873
                                                                      ------------    ------------    ------------

    Noninterest Expense
        Salaries and employee benefits                                   1,728,757       2,691,733       2,192,803
        Net occupancy and equipment expense                                178,094         379,270         325,243
        Equipment expenses                                                 225,747         516,031         431,970
        Data processing fees                                               124,015         238,818         260,021
        Legal and professional fees                                        263,164         456,681         218,505
        Advertising                                                        125,488         224,913         221,741
        State franchise and deposit taxes                                   65,157         155,251         167,515
        Other                                                              655,210       1,240,193       1,037,342
                                                                      ------------    ------------    ------------
               Total noninterest expense                                 3,365,632       5,902,890       4,855,140
                                                                      ------------    ------------    ------------

    Income Before Income Taxes                                           1,791,197       2,335,682       2,256,682

    Provision for Income Taxes                                             574,430         746,314         767,364
                                                                      ------------    ------------    ------------

    Net Income                                                       $   1,216,767   $   1,589,368   $   1,489,318
                                                                      ============    ============    ============

    Basic Earnings Per Share                                         $         .97   $        1.27   $        1.20
                                                                      ============    ============    ============

    Diluted Earnings Per Share                                       $         .96   $        1.27   $        1.18
                                                                      ============    ============    ============

See Notes to Consolidated Financial Statements

                            HFB Financial Corporation
                 Consolidated Statements of Stockholders' Equity
    Six Months Ended December 31, 2002 and Years Ended June 30, 2002 and 2001



                                                                          Additional
                                            Comprehensive                   Paid-In        Rabbi          Retained
                                               Income      Common Stock     Capital        Trusts         Earnings
                                           ---------------------------------------------------------------------------

 Balance, July 1, 2000                                    $  1,574,282    $   8,708,790  $  (515,623)  $   11,843,918

  Comprehensive income
     Net income                              $   1,489,318          --               --           --        1,489,318
     Change in unrealized appreciation
       on available-for-sale
       securities, net of                        1,478,222                           --
       reclassification adjustment                                  --                            --               --
  Dividends on common stock, $0.38                      --                           --
     share                                                          --                            --         (493,239)
  Stock issued upon exercise of stock                   --                       21,200
     options                                                     5,300                            --               --
  Purchase of treasury stock                            --          --               --           --               --
  Stock withdrawn from Rabbi Trusts                     --          --               --        8,355               --
  Net change in fair value of Rabbi Trust
     shares, net of tax                                 --          --               --       19,166               --
                                              ------------  ----------     ------------   ----------    -------------
  Comprehensive income                       $   2,967,540
                                              ============

 Balance, July 1, 2001                                       1,579,582        8,729,990     (488,102)      12,839,997

  Comprehensive income
     Net income                              $   1,589,368          --               --           --        1,589,368
     Change in unrealized appreciation
       on available-for-sale
       securities, net of
       reclassification adjustment                 642,225          --               --           --               --
  Dividends on common stock, $0.38
     share                                              --          --               --           --         (506,760)
  Stock issued upon exercise of stock
     options                                            --       4,931           19,724           --               --
  Purchase of treasury stock                            --          --               --           --               --
                                              ------------  ----------     ------------   ----------    -------------
  Comprehensive income                       $   2,231,593
                                              ============

 Balance, June 30, 2002                                      1,584,513        8,749,714     (488,102)      13,922,605


                                             Accumulated
                                                Other
                                            Comprehensive     Treasury
                                            Income (Loss)      Stock         Total
                                           ---------------------------------------------

 Balance, July 1, 2000                       $ (1,186,594) $   (2,438,366$   17,986,407

  Comprehensive income
     Net income                                        --              --     1,489,318
     Change in unrealized appreciation
       on available-for-sale
       securities, net of                                              --
       reclassification adjustment              1,478,222                     1,478,222
  Dividends on common stock, $0.38                                     --
     share                                             --                      (493,239)
  Stock issued upon exercise of stock                                  --
     options                                           --                        26,500
  Purchase of treasury stock                           --         (45,901)      (45,901)
  Stock withdrawn from Rabbi Trusts                    --              --         8,355
  Net change in fair value of Rabbi Trust              --                   -----------
     shares, net of tax                                                --        19,166
                                                           --------------  ------------
  Comprehensive income


 Balance, July 1, 2001                            291,628      (2,484,267)   20,468,828

  Comprehensive income
     Net income                                        --              --     1,589,368
     Change in unrealized appreciation
       on available-for-sale
       securities, net of
       reclassification adjustment                642,225              --       642,225
  Dividends on common stock, $0.38
     share                                             --              --      (506,760)
  Stock issued upon exercise of stock
     options                                           --              --        24,655
  Purchase of treasury stock                           --         (77,731)      (77,731)
                                              -----------    ------------  ------------
  Comprehensive income


 Balance, June 30, 2002                           933,853      (2,561,998)   22,140,585



See Notes to Consolidated Financial Statements

                            HFB Financial Corporation
           Consolidated Statements of Stockholders' Equity (continued)
    Six Months Ended December 31, 2002 and Years Ended June 30, 2002 and 2001




                                                                          Additional
                                            Comprehensive                   Paid-In        Rabbi          Retained
                                               Income      Common Stock     Capital        Trusts         Earnings
                                           ----------------------------------------------------------------------------

 Balance, (brought forward) June 30, 2002                 $  1,584,513    $   8,749,714  $  (488,102)  $   13,922,605

  Comprehensive income
     Net income                              $   1,216,767          --               --           --        1,216,767
     Change in unrealized appreciation
       on available-for-sale
       securities, net of
       reclassification adjustment                 483,594          --               --           --               --
  Dividends on common stock, $0.21
     share                                              --          --               --           --         (272,225)
  Stock issued upon exercise of stock
     options                                            --       4,790           19,160           --               --
  Purchase of stock by Rabbi Trusts                     --          --               --       (4,225)              --
  Stock withdrawn from Rabbi Trusts                     --          --               --        7,482               --
  Net change in fair value of Rabbi Trust
     shares, net of tax                                 --          --               --      (15,601)              --
                                              ------------  ----------     ------------   ----------    -------------
  Comprehensive income                       $   1,700,361
                                              ============

 Balance, December 31, 2002                               $  1,589,303    $   8,768,874  $  (500,446)  $   14,867,147
                                                            ==========     ============   ==========    =============


                                             Accumulated
                                                Other
                                            Comprehensive       Treasury
                                            Income (Loss)        Stock           Total
                                           ---------------------------------------------

 Balance, (brought forward) June 30, 2002    $    933,853  $   (2,561,998$   $22,140,585

  Comprehensive income
     Net income                                        --              --      1,216,767
     Change in unrealized appreciation
       on available-for-sale
       securities, net of
       reclassification adjustment                483,594              --        483,594
  Dividends on common stock, $0.21
     share                                             --              --       (272,225)
  Stock issued upon exercise of stock
     options                                           --              --         23,950
  Purchase of stock by Rabbi Trusts                    --              --         (4,225)
  Stock withdrawn from Rabbi Trusts                    --              --          7,482
  Net change in fair value of Rabbi Trust
     shares, net of tax                                --              --        (15,601)
  Comprehensive income                        -----------    ------------   ------------

 Balance, December 31, 2002                  $  1,417,447  $   (2,561,998$    23,580,327
                                              ===========    ============   ============



See Notes to Consolidated Financial Statements

                            HFB Financial Corporation
                      Consolidated Statements of Cash Flows
    Six Months Ended December 31, 2002 and Years Ended June 30, 2002 and 2001


                                                                   Six Months Ended          Years Ended
                                                                     December 31,              June 30,
                                                                   -------------------------------------------------
                                                                         2002            2002            2001
                                                                   -------------------------------------------------
  Operating Activities
      Net income                                                     $   1,216,767   $   1,589,368   $  1,489,318
      Items not requiring (providing) cash
        Amortization of intangible assets                                   37,966         89,602         107,525
        Depreciation of premises and equipment                             201,943        445,431         378,780
        Amortization of premiums and discounts on securities               169,183        263,388        (138,780)
        Premises and equipment gains                                            --             --          (9,976)
        Permanent decline in fair market value of assets held
           for sale                                                             --         191,127             --
        Increase in cash surrender value of life insurance                 (75,924)        (75,924)            --
        Provision for loan losses                                          234,227         307,485        104,980
        Deferred income taxes                                                   --        (109,000)       (54,620)
        Net realized (gains) losses  on available-for-sale                                                    670
           securities                                                           --          (6,058)
        Net realized (gain) loss of sale of assets held for                                                   204
           sale                                                             65,225        (101,677)
        Federal Home Loan Bank stock dividends                             (57,600)        (94,700)      (107,700)
      Changes in
        Trading assets, at fair value                                           --       1,049,327       (290,757)
        Interest receivable                                                124,842         152,389        117,415
        Other assets                                                       (14,815)        (14,144)       436,657
        Interest payable                                                  (225,422)       (107,068)       111,372
        Other liabilities                                                  105,861         145,061       (103,055)
                                                                      ------------    ------------    -----------
               Net cash provided by operating activities                 1,782,253       3,724,607      2,042,033
                                                                      ------------    ------------    -----------
  Investing Activities
      Net originations of loans                                        (12,821,375)    (19,928,905)    (5,679,617)
      Purchase of premises and equipment, net                             (789,935)        (69,993)    (1,277,442)
      Proceeds from sales of premises and equipment                             --              --        137,323
      Proceeds from the sales of available-for-sale securities                  --       9,134,652      3,649,998
      Proceeds from maturities of available-for-sale securities         15,635,935      41,576,950     11,572,457
      Purchases of available-for-sale securities                       (10,811,668)    (67,488,296)   (14,300,249)
      Proceeds from maturities of held-to-maturity securities                   --              --      5,794,382
      Development cost of assets held for sale                                  --        (116,128)            --
      Proceeds from sales of assets held for sale                        1,167,316       1,006,125        345,587
      Purchase of life insurance                                                --      (2,735,094)            --
      Proceeds from life insurance                                          80,839              --             --
                                                                      ------------    ------------    -----------
               Net cash provided by (used in) investing                 (7,538,888)    (38,620,689)       242,439
                  activities                                          -----------     ------------    ------------

  Financing Activities
      Net increase (decrease) in demand deposits, money
        market, NOW and savings accounts                                   964,104       7,013,068       (180,009)
      Net increase in certificates of deposit                           (3,002,321)     12,361,949      9,591,476
      Net decrease in short-term borrowings                              1,375,000              --       (400,000)
      Purchase of treasury stock                                                --         (77,731)       (45,901)
      Proceeds from exercise of stock options                               23,950          24,655         26,500
      Purchase of stock by Rabbi Trusts                                     (4,225)             --             --
      Common stock withdrawn from Rabbi Trusts                               7,482              --          8,355
      Dividends paid                                                      (272,225)       (506,760)      (493,240)
      Repayments of long-term debt                                         (43,290)        (81,539)       (75,254)
      Proceeds from long-term debt                                       6,450,000       7,500,000             --
                                                                      ------------    ------------    -----------
               Net cash provided by financing activities                 5,506,925      26,233,642      8,431,927
                                                                      ------------    ------------    -----------
  Increase (Decrease) in Cash and Cash Equivalents                        (258,160)     (8,662,440)    10,716,399
  Cash and Cash Equivalents, Beginning of Year                           5,225,348      13,887,788      3,171,389
                                                                      ------------    ------------    -----------
  Cash and Cash Equivalents, End of Year                             $   4,967,188   $   5,225,348   $ 13,887,788
                                                                      ============    ============    ===========
  Supplemental Cash Flows Information
        Interest paid                                                $   3,634,120   $   8,382,789   $  8,147,294
        Income taxes paid (net of refunds)                           $          --   $     935,211   $    690,254
        Collateral repossessed                                       $     702,046   $   2,035,292   $    104,960

See Notes to Consolidated Financial Statements

                            HFB Financial Corporation
                   Notes to Consolidated Financial Statements
                  December 31, 2002 and June 30, 2002 and 2001
                       (Table Dollar Amounts in Thousands)

Note 1:  Nature of Operations and Summary of Significant Accounting Policies

   Nature of Operations

         HFB Financial Corporation (Company) is a bank holding company whose principal activity is the ownership and management of its wholly-owned subsidiary, Home Federal Bank Corporation (Bank) and the Bank's wholly-owned subsidiary, Home Service Corporation.

         During the year ended June 30, 2002, the Bank, which provides full banking services, changed its charter from a federal savings bank to a state bank. As a state Bank, the Bank is subject to regulation by the Federal Deposit Insurance Corporation and Kentucky Department of Financial Institutions. Subsequent to June 30, 2002, the Company changed its year end to December 31. Therefore, financial statements as of and for the six months ended December 31, 2002, have been presented. The Bank generates commercial, mortgage and consumer loans and receives deposits from customers located primarily in Bell County, Kentucky, surrounding counties and the surrounding states of Tennessee and Virginia. The Bank's loans are generally secured by specific items of collateral including real property, consumer assets and business assets.

         The accounting and reporting policies of the Company and its wholly-owned subsidiary conform to accounting principles generally accepted in the United States of America and reporting practices followed by the banking industry. The more significant of the policies are described below.


Principles of Consolidation

         The consolidated financial statements include the accounts of the Company and the Bank after elimination of all material intercompany transactions and accounts.


Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and the valuation of foreclosed assets held for sale, management relies on independent appraisals for significant properties.


Cash Equivalents

         The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents at December 31, 2002 and June 30, 2002 and 2001, consisted of federal funds sold to regional banks.

Securities

         Trading securities, which include any security held primarily for near-term sale, are carried at fair value. Gains and losses on trading securities, both realized and unrealized, are included in other income.

         Available-for-sale securities, which include any security for which the Company has no immediate plan to sell but which may be sold in the future, are carried at fair value. Realized gains and losses, based on amortized cost of the specific security, are included in other income. Unrealized gains and losses are recorded, net of related income tax effects, in stockholders' equity. Premiums and discounts are amortized and accreted, respectively, to interest income using the level-yield method over the period to maturity.

         Held-to-maturity securities, which include any security for which the Company has the positive intent and ability to hold until maturity, are carried at historical cost adjusted for amortization of premiums and accretion of discounts. Premiums and discounts are amortized and accreted, respectively, to interest income using the level-yield method over the period to maturity.

         Interest and dividends on investments in debt and equity securities are included in income when earned.

Loans

         Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balances adjusted for any charge-offs, the allowance for loan losses, any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term. Generally, loans are placed on non-accrual status at ninety days past due and interest is considered a loss, unless the loan is well-secured and in the process of collection.

Allowance for Loan Losses

         The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

         The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

                            HFB Financial Corporation
                   Notes to Consolidated Financial Statements
                  December 31, 2002 and June 30, 2002 and 2001
                       (Table Dollar Amounts in Thousands)

         A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price or the fair value of the collateral if the loan is collateral dependent.

         Large groups of smaller balance homogenous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures.


Premises and Equipment

         Premises and equipment are carried at cost net of accumulated depreciation. Depreciation is computed using straight-line and accelerated methods based principally on the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.


Foreclosed Assets Held for Sale

         Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets.


Federal Home Loan Bank Stock

         Federal Home Loan Bank (FHLB) stock is required investment for institutions that are members of the FHLB system. The required investment in the common stock is based on a predetermined formula.


Treasury Stock

         Treasury stock is stated at cost. Cost is determined by the first-in, first-out method.

                            HFB Financial Corporation
                   Notes to Consolidated Financial Statements
                  December 31, 2002 and June 30, 2002 and 2001
                       (Table Dollar Amounts in Thousands)

Employee Stock Ownership Plan

         The Company accounts for its employee stock ownership plan (ESOP) in accordance with American Institute of Certified Public Accountants (AICPA) Statement of Position 93-6, Employer's Accounting for Employee Stock Ownership Plans. The cost of shares issued to the ESOP, but not yet allocated to participants, are presented in the consolidated balance sheet as a reduction of stockholders' equity. Compensation expense is recorded based on the market price of the shares as they are committed to be released for allocation to participant accounts. The difference between the market price and the cost of the shares committed to be released is recorded as an adjustment to paid-in capital. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated ESOP shares are reflected as a reduction of debt.

         Shares will be considered outstanding for earnings per share calculations when they are committed to be released; unallocated shares are not considered outstanding.


Stock Options

         At December 31, 2002, the Company has a stock-based employee compensation plan, which is described more fully in Note 13. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the grant date. Proforma information not presented since no options were granted during the periods presented, and accordingly, there would be no income statement effect under FASB Statement No. 123, Accounting for Stock-Based Compensation.


Income Tax

         Income tax in the consolidated statement of income includes deferred income tax provisions or benefits for all significant temporary differences in recognizing income and expenses for financial reporting and income tax purposes. The Company files consolidated income tax returns with its subsidiaries.


Earnings Per Share

         Earnings per share have been computed based upon the weighted-average common shares outstanding during each year.


Reclassifications

         Certain reclassifications have been made to the June 30, 2002 and 2001 financial statements to conform to the December 31, 2002 financial statement presentation. These reclassifications had no effect on net earnings.

                            HFB Financial Corporation
                   Notes to Consolidated Financial Statements
                  December 31, 2002 and June 30, 2002 and 2001
                       (Table Dollar Amounts in Thousands)

Note 2:  Investments


    Available-for-Sale Securities

         The amortized cost and approximate fair values of securities classified as available for sale are as follows:


                                                                   December 31, 2002
                                     -------------------------------------------------------------------------------
                                          Amortized       Gross Unrealized   Gross Unrealized    Approximate Fair
                                             Cost               Gains            (Losses)             Value
                                     -------------------------------------------------------------------------------

          Other asset-backed
            securities                 $         16,859    $            216   $             (8)  $         17,067
          Corporate bonds                         7,634                 355                 --              7,989
          U. S. Government
            agencies                              9,156                 228               (100)             9,284
          Mortgage-backed
            securities                           29,371               1,317                 --             30,688
          State and political
            subdivisions                          5,169                 221                 --              5,390
                                        ---------------     ---------------    ---------------    ---------------

                                       $         68,189    $          2,337   $           (108)  $         70,418
                                        ===============     ===============    ===============    ===============



                                                                     June 30, 2002
                                     -------------------------------------------------------------------------------
                                          Amortized       Gross Unrealized   Gross Unrealized    Approximate Fair
                                             Cost               Gains            (Losses)             Value
                                     -------------------------------------------------------------------------------

          Other asset-backed
            securities                 $         15,127    $            180   $             --   $         15,307
          Corporate bonds                         7,668                 264                 --              7,932
          U. S. Government
            agencies                             10,673                 252                (73)            10,852
          Mortgage-backed
            securities                           36,002                 681                 --             36,683
          State and political
            subdivisions                          3,717                 146                 --              3,863
                                        ---------------     ---------------    ---------------    ---------------

                                       $         73,187    $          1,523   $            (73)  $         74,637
                                        ===============     ===============    ===============    ===============

                            HFB Financial Corporation
                   Notes to Consolidated Financial Statements
                  December 31, 2002 and June 30, 2002 and 2001
                       (Table Dollar Amounts in Thousands)


                                                                     June 30, 2001
                                     ---------------------------------------------------------------------------------
                                           Amortized         Gross Unrealized    Gross Unrealized     Approximate Fair
                                              Cost                Gains              (Losses)              Value
                                     ---------------------------------------------------------------------------------

          U. S. Treasury                $          1,000    $             24   $             --   $          1,024
          Corporate bonds                          7,735                  50                 (2)             7,783
          U. S. government
            agencies                              22,767                 256                (60)            22,963
          Mortgage-backed
            securities                            24,146                 219               (110)            24,255
          State and political
            subdivisions                           1,021                  64                 --              1,085
                                        ----------------    ----------------   ----------------   ----------------

                                        $         56,669    $            613   $           (172)  $         57,110
                                        ================    ================   ================   ================


         Maturities of available-for-sale debt investments at December 31, 2002:


                                                                      Amortized         Approximate
                                                                        Cost             Fair Value
                                                                 ----------------------------------------

           One year or less                                        $          2,183   $          2,213
           After one through five years                                      11,612             12,113
           After five through ten years                                       1,696              1,755
           After ten years                                                    6,468              6,582
           Mortgage and other asset-backed securities not
              due on a single maturity date                                  46,230             47,755
                                                                    ---------------    ---------------

                                                                   $         68,189   $         70,418
                                                                    ===============    ===============


         The book value and fair value of securities pledged as collateral to secure public deposits and for other purposes amounted to $0 at December 31, 2002, $2,750,000 at June 30, 2002 and $4,850,000 at June
         30, 2001, respectively.

         Proceeds from the sale of securities available for sale during the years ended June 30, 2002 and 2001, were $9,134,652 and $3,649,998, respectively. Gross gains of $63,334 and gross losses of $57,276 were realized from sales during 2002, and gross gains of $13,074 and gross losses of $13,744 were realized from sales during 2001. There were no sales during the six months ended December 31, 2002.

         Unrealized holding gains on trading securities of $0, $0 and $259,697 were included in earnings for the six months ended December 31, 2002, and the years ended June 30, 2002 and 2001.

                            HFB Financial Corporation
                   Notes to Consolidated Financial Statements
                  December 31, 2002 and June 30, 2002 and 2001
                       (Table Dollar Amounts in Thousands)


Note 3: Loans and Allowance for Loan Losses

         Categories of loans at December 31, 2002 and June 30, 2002 and 2001, include:


                                                   December 31,               June 30,
                                                ---------------------------------------------------
                                                       2002             2002            2001
                                                ---------------------------------------------------

           Commercial and industrial              $       28,190    $      21,382   $     14,801
           Residential real estate                       119,495          120,403        111,783
           Construction                                   13,871            6,231          4,721
           Consumer                                        5,971            7,409          6,276
                                                   -------------     ------------    -----------

                  Total loans                            167,527          155,425        137,581
           Less
               Allowance for loan losses                  (1,192)            (975)          (718)
                                                   -------------     ------------    -----------

                  Net loans                       $      166,335    $     154,450   $    136,863
                                                   =============     ============    ===========


         Impaired loans totaled $1,386,000, $1,122,000 and $1,387,000 and had an allowance for loan losses of $405,000, $365,000 and $124,000 at December 31, 2002 and June 30, 2002 and 2001, respectively.

         Interest of $19,000, $45,000 and $146,000 was recognized on average impaired loans of $1,388,000, $1,128,000 and $1,420,000 for December
         31, 2002 and June 30, 2002 and 2001, respectively. Interest of $18,000, $45,000 and $146,000 was recognizable on impaired loans on the cash basis of accounting during the six months ended December 31, 2002 and for the years ended June 30, 2002 and 2001, respectively.

         Activity in the allowance for loan losses was as follows:


                                                                  Six Months Ended           Years Ended
                                                                    December 31,               June 30,
                                                                 ---------------------------------------------------
                                                                        2002             2002            2001
                                                                 ---------------------------------------------------

           Balance, beginning of year                              $          975    $         718   $        645
           Provision charged to expense                                       234              307            105
           Losses charged off, net of recoveries of $42,
              $38 and $11 for December 31, 2002 and June 30,
              2002 and 2001, respectively                                     (17)             (50)           (32)
                                                                    -------------     ------------    -----------

           Balance, end of year                                    $        1,192    $         975   $        718
                                                                    =============     ============    ===========

                            HFB Financial Corporation
                   Notes to Consolidated Financial Statements
                  December 31, 2002 and June 30, 2002 and 2001
                       (Table Dollar Amounts in Thousands)

Note 4:  Premises and Equipment

         Major classifications of premises and equipment, stated at cost, are as follows:


                                                                    December 31,               June 30,
                                                                 ---------------------------------------------------
                                                                        2002             2002            2001
                                                                 ---------------------------------------------------

           Land and buildings                                      $        4,328    $      4,216    $      4,158
           Furniture and equipment                                          2,757           2,505           2,468
                                                                    -------------     -----------     -----------
                                                                            7,085           6,721           6,626
           Less accumulated depreciation                                   (2,630)         (2,429)         (1,983)
                                                                    -------------     -----------     -----------

                  Net premises and equipment                       $        4,455    $      4,292    $      4,643
                                                                    =============     ===========     ===========


Note 5:  Intangible Assets

         The carrying basis and accumulated amortization of recognized intangible assets at December 31, 2002 and June 30, 2002 and 2001, were:


                                   December 31,                                   June 30,
                          -------------------------------------------------------------------------------------------
                                       2002                          2002                          2001
                          -------------------------------------------------------------------------------------------
                              Gross                          Gross                         Gross
                             Carrying     Accumulated       Carrying     Accumulated      Carrying    Accumulated
                              Amount      Amortization       Amount      Amortization      Amount     Amortization
                          -------------------------------------------------------------------------------------------

           Core deposits    $       459   $       327     $       459   $       289     $       459   $       200
                             ==========    ==========      ==========    ==========      ==========    ==========


         Amortization expense for the six months ended December 31, 2002 and for the years ended June 30, 2002 and 2001, was $40,000, $89,000 and
         $108,000, respectively. Estimated amortization expense for each of the following four years is:

                  2003                                 $         61,000
                  2004                                           42,000
                  2005                                           24,000
                  2006                                            5,000
                                                        ---------------

                                                       $        132,000
                                                        ===============

                            HFB Financial Corporation
                   Notes to Consolidated Financial Statements
                  December 31, 2002 and June 30, 2002 and 2001
                       (Table Dollar Amounts in Thousands)


Note 6:  Certificates of Deposit

         Certificates of deposit in denominations of $100,000 or more were $63,141,000, $56,363,000 and $53,469,000 on December 31, 2002 and June
         30, 2002 and 2001, respectively.

         At December 31, 2002, the scheduled maturities of certificates of deposit are as follows:

                  2003                                 $        113,526
                  2004                                           32,432
                  2005                                            4,088
                  2006                                            2,363
                  2007                                           11,062
                  Thereafter                                      2,772
                                                        ---------------

                                                       $        166,243
                                                        ===============


Note 7:  Short-Term Borrowings and Line of Credit

         In 2002 and 2001, the Company had available a 90-day revolving line of credit up to a maximum of $15,000,000. The line of credit bears interest at a daily variable rate which is set by the Federal Home Loan Bank.

         At December 31, 2002, the Company had drawn $1,375,000 on the line of credit. At June 30, 2002 and 2001, the Company had not drawn on the line of credit.

         The line of credit is collateralized by FHLB stock and single-family first mortgage loans with aggregate principal balances totaling 150% of the outstanding amount.

                            HFB Financial Corporation
                   Notes to Consolidated Financial Statements
                  December 31, 2002 and June 30, 2002 and 2001
                       (Table Dollar Amounts in Thousands)


Note 8: Long-Term Debt


                                                                    December 31,               June 30,
                                                                 ---------------------------------------------------
                                                                        2002             2002            2001
                                                                 ---------------------------------------------------

           Federal Home Loan Bank advances, variable
              rates due at various dates through March 2010        $       26,278    $      19,871   $     12,453
                                                                    =============     ============    ===========


         These advances are collateralized by FHLB stock and single-family first mortgage loans with aggregate principal balances totaling 150% of the outstanding amount of advances or $17,519,000. Advances are subject to restrictions or penalties in the event of prepayment.

         Maturities in years ending December 31 were as follows:

           2003                                     $          1,045
           2004                                                3,553
           2005                                                6,061
           2006                                                3,469
           2007                                                  600
           Thereafter                                         11,550
                                                     ---------------

                                                    $         26,278
                                                     ===============


Note 9:  Other Comprehensive Income


                                                                             December 31, 2002
                                                         -----------------------------------------------------------
                                                             Before-Tax             Tax             Net-of-Tax
                                                               Amount             Expense             Amount
                                                         -----------------------------------------------------------

    Unrealized gains on securities
       Unrealized holding gains arising
         during the year                                   $            775   $           (291)  $            484
       Less:  Reclassification for net gains
         realized during the year                                        --                 --                 --
                                                            ---------------    ---------------    ---------------

       Net unrealized gains                                $            775   $           (291)  $            484
                                                            ===============    ===============    ===============

                            HFB Financial Corporation
                   Notes to Consolidated Financial Statements
                  December 31, 2002 and June 30, 2002 and 2001
                       (Table Dollar Amounts in Thousands)


                                                                               June 30, 2002
                                                         -----------------------------------------------------------
                                                             Before-Tax             Tax             Net-of-Tax
                                                               Amount             Expense             Amount
                                                         -----------------------------------------------------------

    Unrealized gains on securities
       Unrealized holding gains arising
         during the year                                   $          1,008   $           (363)  $            645
       Less:  Reclassification for net gains
         realized during the year                                         6                 (3)                 3
                                                            ---------------    ---------------    ---------------

       Net unrealized gains                                $          1,002   $           (360)  $            642
                                                            ===============    ===============    ===============


                                                                               June 30, 2001
                                                         -----------------------------------------------------------
                                                             Before-Tax             Tax             Net-of-Tax
                                                               Amount             Expense             Amount
                                                         -----------------------------------------------------------
    Unrealized gains on securities
       Unrealized holding gains arising
         during the year                                   $          2,318   $           (841)  $          1,477
       Less:  Reclassification for net losses
         realized during the year                                        (1)                --                 (1)
                                                            ---------------    ---------------    ---------------

       Net unrealized gains                                $          2,319   $           (841)  $          1,478
                                                            ===============    ===============    ===============

                            HFB Financial Corporation
                   Notes to Consolidated Financial Statements
                  December 31, 2002 and June 30, 2002 and 2001
                       (Table Dollar Amounts in Thousands)


Note 10: Income Taxes

         The provision for income taxes includes these components:


                                                                  Six Months Ended           Years Ended
                                                                    December 31,               June 30,
                                                                 ---------------------------------------------------
                                                                        2002             2002            2001
                                                                 ---------------------------------------------------

           Taxes currently payable
               Federal                                             $          671    $         800   $        758
               State                                                           37               55             63
           Deferred income taxes
               Federal                                                       (127)             (99)           (45)
               State                                                           (7)             (10)            (9)
                                                                    -------------     ------------    -----------

               Income tax expense                                  $          574    $         746   $        767
                                                                    =============     ============    ===========


         A reconciliation of income tax expense at the statutory rate to the Bank's actual income tax expense is shown below:

                                                                  Six Months Ended           Years Ended
                                                                    December 31,               June 30,
                                                                 ---------------------------------------------------
                                                                        2002             2002            2001
                                                                 ---------------------------------------------------

           Computed at the statutory rate (34%)                    $          609    $         794   $        767
           Increase (decrease) resulting from
               Effect of state income taxes                                    13               31             36
               Tax-exempt income                                              (37)             (43)            --
               Increase in cash surrender value of life
                 insurance                                                    (26)             (26)            --
               Other                                                           15              (10)           (36)
                                                                    -------------     ------------    -----------

                  Actual tax expense                               $          574    $         746   $        767
                                                                    =============     ============    ===========

                            HFB Financial Corporation
                   Notes to Consolidated Financial Statements
                  December 31, 2002 and June 30, 2002 and 2001
                       (Table Dollar Amounts in Thousands)


         The tax effects of temporary differences related to deferred taxes shown on the balance sheets were:

                                                                    December 31,               June 30,
                                                                 ---------------------------------------------------
                                                                        2002             2002            2001
                                                                 ---------------------------------------------------
           Deferred tax assets
               Deferred compensation                               $          110    $        122    $         122
               Deferred compensation--Rabbi Trust                              56              86               85
               Deposit-based intangible                                        82              74               53
               Allowance for loan losses                                      218              76                5
               Accrued wages                                                   25              --               --
                                                                    -------------     -----------     ------------
                                                                              491             358              265
                                                                    -------------     -----------     ------------

           Deferred tax liabilities
               Depreciation                                                  (123)           (109)             (79)
               Federal Home Loan Bank stock dividends                        (396)           (382)            (351)
               Other                                                          (16)            (15)             (92)
               Unrealized gains on available-for-sale
                 securities                                                  (800)           (521)            (158)
                                                                    -------------     -----------     ------------
                                                                           (1,335)         (1,027)            (680)
                                                                    -------------     -----------     ------------

                  Net deferred tax liability                       $         (844)   $       (669)   $        (415)
                                                                    =============     ===========     ============


         Retained earnings include approximately $2,096,000 for which no deferred income tax liability has been recognized. This amount represents an allocation of income to bad debt deductions as of June 30, 1988 for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses including redemption of bank stock, payment of excess dividends, or loss of "bank" status, would create income for tax purposes only, which income would be subject to the then-current corporate income tax rate. At December 31, 2002, the unrecorded deferred income tax liability on the above amount was approximately $800,000.



Note 11: Regulatory Matters

         The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

                            HFB Financial Corporation
                   Notes to Consolidated Financial Statements
                  December 31, 2002 and June 30, 2002 and 2001
                       (Table Dollar Amounts in Thousands)


         Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2002 and June 30, 2002 and 2001, that the Bank met all capital adequacy requirements to which it is subject.

         As of December 31, 2002, the most recent notification from the Bank's regulators categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events that have occurred since that notification that management believes have changed the Bank's category.

         The Bank's actual capital amounts and ratios are also presented in the table.

                                                                                               Minimum Required
                                                                     Minimum Required       To Be Well Capitalized
                                                                   For Capital Adequacy    Under Prompt Corrective
                                                 Actual                  Purposes             Action Provisions
                                       ------------------------------------------------------------------------------
                                          Amount        Ratio       Amount       Ratio       Amount        Ratio
                                       ------------------------------------------------------------------------------
     As of December 31, 2002
       Total Capital
         (to Risk-Weighted Assets)       $   22,385       15.29%   $   11,713       8.00%   $   14,641        10.00%

       Tier I Capital
         (to Risk-Weighted Assets)           21,193       14.48         5,856       4.00         8,785         6.00
       Tier I Capital (to averaged
         assets)                             21,193        8.36        10,142       4.00        12,667         5.00

     As of June 30, 2002
       Total Capital
         (to Risk-Weighted Assets)           20,907        15.55       10,756       8.00        13,445        10.00

       Tier I Capital
         (to Risk-Weighted Assets)           19,932       14.83         5,378       4.00         8,067         6.00
       Tier I Capital (to averaged
         assets)                             19,932        8.19         9,730       4.00        12,163         5.00

     As of June 30, 2001
       Total Capital
         (to Risk-Weighted Assets)           17,886       15.74         9,089        8.00       11,361        10.00

       Tier I Capital
         (to Risk-Weighted Assets)           18,718       16.48         4,544        4.00        6,816         6.00
       Core Capital (to adjusted
         total assets)                       18,718        8.65         8,657        4.00       10,821         5.00
       Core Capital (to adjusted
         tangible assets)                    18,718        8.67         4,317        2.00          N/A         N/A
       Tangible Capital (to adjusted
         total assets)                       18,718        8.65         3,246        1.50          N/A         N/A


         Without prior approval, the Bank is restricted as to the maximum amount of dividends it can pay to the Company to net profits (as defined) for the current year plus the previous two years.

                            HFB Financial Corporation
                   Notes to Consolidated Financial Statements
                  December 31, 2002 and June 30, 2002 and 2001
                       (Table Dollar Amounts in Thousands)


Note 12: Employee Benefit Plans


    Pension Plan

         The Company is a participant in a pension fund known as The Pentegra Group (formerly the Financial Institutions Retirement Fund). This plan is a multi-employer plan; separate actuarial valuations are not made with respect to each participating employer. Plan benefits are fully vested after five years of service and are based on an employee's years of service and a percentage of the employee's average salary using the five highest consecutive years proceeding retirement. The Bank's funding policy is to make contributions to the plan equal to the amount accrued as pension expense. The Bank expense was $151,000, $204,000 and $0 for the six months ended December 31, 2002 and years ended June 30, 2002 and 2001, respectively.


    Supplemental Retirement Plan

         The Bank also has supplemental retirement plan arrangements for the benefit of certain officers and directors. These arrangements are funded by life insurance contracts which have been purchased by the Bank and a portion of the death benefit has been endorsed to the employee. The Bank's expense for the Plan was $9,000, $9,000 and $0 for the six months ended December 31, 2002 and years ended June 30, 2002 and 2001.


    Employee Stock Ownership Plan

         The Bank has an Employee Stock Ownership Plan (Plan) for the benefit of participating employees. Generally, all employees age 21 or older are eligible to participate upon completion of one year of service. The Plan contains 101,177 shares of Company stock, all of which are allocated. The cost of the Plan is borne by the Company through contributions to an employee stock ownership trust in amounts determined by the Board of Directors. The contributions to the Plan for the six months ended December 31, 2002 and years ended June 30, 2002 and 2001, were $2,000, $19,000 and $8,000, respectively.


    Deferred Compensation Agreements (Rabbi Trusts)

         Prior to its conversion, the Bank maintained an unfunded deferred compensation plan for members of the Board of Directors who elected to participate in any one year. Benefits were payable upon a participating director's retirement, resignation, disability or death unless the plan committee permitted earlier distributions in the event of a participant's emergency or necessity. The Bank established individual grantor trusts (Rabbi Trusts) for each director who had deferred compensation, contributed funds sufficient to equal the deferred fees for each director and purchased a total of 44,473 shares of HFB Financial Corporation common stock at its conversion date. The assets of the individual Rabbi Trusts are available to the general creditors of the Bank in the event of the Bank's insolvency. In 1994, the Bank adopted a new Deferred Compensation Agreement for the directors similar to the old agreement. All deferred payments are paid to these same Rabbi Trusts.

                            HFB Financial Corporation
                   Notes to Consolidated Financial Statements
                  December 31, 2002 and June 30, 2002 and 2001
                       (Table Dollar Amounts in Thousands)


         The Rabbi Trusts purchased 4,225 shares of stock during the six months ended December 31, 2002 and 0 shares of stock during the years ended June 30, 2002 and 2001, respectively. A total of 7,482, 1,670 and 0 shares were distributed to a trust beneficiary during the six months ended December 31, 2002 and years ended June 30, 2002 and 2001, respectively. The Bank's liability at December 31, 2002, was $612,000 and at June 30, 2002 and 2001, was $574,300. Deferred amounts are included in other liabilities. The stock in the grantor trusts is shown as a contra-capital account until distributed to the directors over a five-year period beginning at their retirement, resignation or death. The amount charged to expense was $0 for the six months ended December 31, 2002 and years ended June 30, 2002 and 2001.



Note 13: Stock Option Plan

         The Company has an incentive stock option plan in which 144,500 shares have been reserved for future issuance by the Company to directors and employees of the Company and its subsidiary. The plan provides for a term of ten years after which no awards may be made unless earlier terminated by the Board of Directors. At December 31, 2002, options to purchase 143,641 shares had been granted.

         Under the Company's incentive stock option plan, which is accounted for in accordance with Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees, and related interpretations, the Company grants selected executives and other key employees stock option awards which vest and become fully exercisable immediately. The exercise price of each option, which has a ten-year life, is equal to the market price of the Company's stock on the date of the grant; therefore, no compensation expense is recognized. No options were granted during the periods presented.

         The following is a summary of the status of the Company's stock option plan and changes in that plan as of and for the six months ended December 31, 2002 and years ended June 30, 2002 and 2001.

                                      Six Months Ended                            Years Ended
                                        December 31,                                June 30,
                                -------------------------------------------------------------------------------------
                                            2002                        2002                        2001
                                -------------------------------------------------------------------------------------
                                   Shares   Weighted-Average   Shares   Weighted-Average   Shares    Weighted-Average
                                             Exercise Price              Exercise Price              Exercise Price
                                -------------------------------------------------------------------------------------
           Outstanding,              16,783    $      9.08       21,714    $      8.15
              beginning of year                                                              27,014     $      7.53
           Exercised                 (4,791)          5.00       (4,931)          5.00       (5,300)           5.00
                                     ------                      ------                      -------
           Outstanding,
              end of year            11,992          10.70       16,783           9.08       21,714            8.15
                                     ======                      ======                      ======
           Options exercisable
              at year end            11,992          10.70       16,783           9.08       21,714            8.15

         As of December 31, 2002, the 11,992 options outstanding have exercise prices ranging from $10.63 to $10.75 and a weighted-average remaining contractual life of 5.07 years.

                            HFB Financial Corporation
                   Notes to Consolidated Financial Statements
                  December 31, 2002 and June 30, 2002 and 2001
                       (Table Dollar Amounts in Thousands)


Note 14: Earnings Per Share

         Earnings per share were computed as follows:

                                                                     Six Months Ended December 31, 2002
                                                         -----------------------------------------------------------
                                                                                   Weighted-          Per Share
                                                                 Income         Average Shares          Amount
                                                         -----------------------------------------------------------
         Net Income                                        $          1,217
                                                            ===============
         Basic Earnings Per Share
           Income available to common stockholders         $          1,217              1,250   $          0.97
         Effect of Dilutive Securities
           Stock options                                                 --                  8
                                                            ---------------    ---------------
         Diluted Earnings Per Share
           Income available to common stockholders and
             assumed conversions                           $          1,217              1,258   $          0.96
                                                            ===============    ===============    ==============
                                                                          Year Ended June 30, 2002
                                                         -----------------------------------------------------------
                                                                                      Weighted-          Per Share
                                                                Income             Average Shares          Amount
                                                         -----------------------------------------------------------
         Net Income                                        $          1,589
                                                            ===============
         Basic Earnings Per Share
           Income available to common stockholders         $          1,589              1,247   $          1.27
         Effect of Dilutive Securities
           Stock options                                                 --                  9
                                                            ---------------    ---------------
         Diluted Earnings Per Share
           Income available to common stockholders and
             assumed conversions                           $          1,589              1,256   $          1.27
                                                            ===============    ===============    ==============

                                                                          Year Ended June 30, 2001
                                                         -----------------------------------------------------------
                                                                                      Weighted-          Per Share
                                                                Income             Average Shares          Amount
                                                         -----------------------------------------------------------
         Net Income                                        $          1,489
                                                            ===============
         Basic Earnings Per Share
           Income available to common stockholders         $          1,489              1,246   $          1.20
         Effect of Dilutive Securities
           Stock options                                                 --                 15
                                                            ---------------    ---------------
         Diluted Earnings Per Share
           Income available to common stockholders and
             assumed conversions                           $          1,489              1,261   $          1.18
                                                            ===============    ===============    ==============

                            HFB Financial Corporation
                   Notes to Consolidated Financial Statements
                  December 31, 2002 and June 30, 2002 and 2001
                       (Table Dollar Amounts in Thousands)


Note 15: Disclosures about Fair Value of Financial Instruments

         The following table presents estimated fair values of the Company's financial instruments. The fair values of certain of these instruments were calculated by discounting expected cash flows, which method involves significant judgments by management and uncertainties. Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Because no market exists for certain of these financial instruments and because management does not intend to sell these financial instruments, the Company does not know whether the fair values shown below represent values at which the respective financial instruments could be sold individually or in the aggregate.

                                           December 31,                             June 30,
                                    --------------------------------------------------------------------------------
                                               2002                      2002                      2001
                                    --------------------------------------------------------------------------------
                                      Carrying       Fair       Carrying       Fair       Carrying        Fair
                                       Amount        Value       Amount        Value       Amount        Value
                                    --------------------------------------------------------------------------------
          Financial assets
            Cash and cash
               equivalents            $     4,967  $    4,967   $     5,225  $    5,225   $    13,888  $   13,888
            Trading securities                 --          --            --          --         1,049       1,049
            Available-for-sale
               securities                  70,418      70,418        74,637      74,637        57,110      57,110
            Loans, net of
               allowance for
               loan losses                166,335     173,687       154,450     158,385       136,863     142,967
            FHLB stock                      1,680       1,680         1,622       1,622         1,527       1,527
            Cash surrender value of
               life insurance               2,806       2,806         2,811       2,811            --          --
            Interest receivable             1,513       1,513         1,638       1,638         1,791       1,791

          Financial liabilities
            Deposits                      199,300     203,266       201,323     204,289       181,948     180,962
            Long-term debt                 26,278      29,444        19,871      20,056        12,453      12,614
            Interest payable                  630         630           855         855           962         962
            Unrecognized
               financial
               instruments (net
               of contract amount)
            Commitments to
               extend credit                   --          --            --          --            --          --
            Letters of credit               1,375       1,375            --          --            --          --

                            HFB Financial Corporation
                   Notes to Consolidated Financial Statements
                  December 31, 2002 and June 30, 2002 and 2001
                       (Table Dollar Amounts in Thousands)

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments.


    Cash and Cash Equivalents

         For these short-term instruments, the carrying amount approximates fair value.


    Investment Securities

         Fair values for securities equal quoted market prices, if available. If quoted market prices are not available, fair value is estimated based on quoted market prices of similar securities.


    Loans

         The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Loans with similar characteristics were aggregated for purposes of the calculations. The carrying amount of accrued interest approximates its fair value.


    Federal Home Loan Bank Stock

         Fair value of FHLB stock is based on the price at which it may be resold to the FHLB.


    Cash Surrender Value of Life Insurance

         The fair value of cash surrender values of life insurance approximate carrying value.


    Deposits

         The fair value of demand deposits, savings accounts, NOW accounts and certain money market deposits is the amount payable on demand at the reporting date, i.e., their carrying amount. The fair value of fixed-maturity time deposits is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.


    Federal Funds Purchased

         For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

                            HFB Financial Corporation
                   Notes to Consolidated Financial Statements
                  December 31, 2002 and June 30, 2002 and 2001
                       (Table Dollar Amounts in Thousands)


    Commitments to Extend Credit and Letters of Credit

         The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate or otherwise settle the obligations with the counterparties at the reporting date.



Note 16: Commitments and Credit Risk

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate.

         At December 31, 2002 and June 30, 2002 and 2001, the Company had outstanding commitments to originate loans aggregating approximately $10,182,000, $3,613,000 and $3,257,000, respectively. The commitments extended over varying periods of time with the majority being disbursed within a one-year period.

         Letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

         The Company had total outstanding letters of credit amounting to $457,000, $446,000 and $517,000 at December 31, 2002 and June 30, 2002
         and 2001, respectively, with terms ranging from 30 days to one year.

                            HFB Financial Corporation
                   Notes to Consolidated Financial Statements
                  December 31, 2002 and June 30, 2002 and 2001
                       (Table Dollar Amounts in Thousands)


Note 17: Condensed Financial Information (Parent Company Only)


         Presented below is condensed financial information as to the financial position, results of operation and cash flows of the Company:


                                                 Condensed Balance Sheets

                                                                     December 31,              June 30,
                                                                   -------------------------------------------------
                                                                         2002            2002            2001
                                                                   -------------------------------------------------
       Assets
           Cash and due from banks                                   $         644   $         922   $         25
           Trading assets, at fair value                                        --              --          1,049
           Investment in common stock of subsidiaries                       22,842          21,109         19,269
           Other assets                                                        112             112            126
                                                                      ------------    ------------    -----------

                  Total assets                                       $      23,598   $      22,143   $     20,469
                                                                      ============    ============    ===========

       Liability                                                     $          18   $           2   $         --

       Stockholders' Equity                                                 23,580          22,141         20,469
                                                                      ------------    ------------    -----------

                  Total liabilities and stockholders' equity         $      23,598   $      22,143   $     20,469
                                                                      ============    ============    ===========

                                            Condensed Statements of Income

                                                                   Six Months Ended          Years Ended
                                                                     December 31,              June 30,
                                                                   -------------------------------------------------
                                                                         2002            2002            2001
                                                                   -------------------------------------------------
       Income
         Dividends from subsidiaries                                 $          --   $         404   $         426
         Net gain on trading securities                                         --              21             260
         Other income                                                           --               4               2
                                                                      ------------    ------------    ------------
                  Total income                                                   0             429             688

       Expenses--Other                                                          45              34              62
                                                                       ------------    ------------    ------------

       Income before income tax and equity in
         undistributed income of subsidiaries                                  (45)            395             626

       Income tax expense                                                       --               4              82
                                                                      ------------    ------------    ------------

       Income before equity in undistributed income
         of subsidiaries                                                       (45)            391             544

       Equity in undistributed income of subsidiaries                        1,262           1,198             945
                                                                      ------------    ------------    ------------

       Net Income                                                    $       1,217   $       1,589   $       1,489
                                                                      ============    ============    ============

                            HFB Financial Corporation
                   Notes to Consolidated Financial Statements
                  December 31, 2002 and June 30, 2002 and 2001
                       (Table Dollar Amounts in Thousands)


                                          Condensed Statements of Cash Flows

                                                                   Six Months Ended          Years Ended
                                                                     December 31,              June 30,
                                                                   -------------------------------------------------
                                                                         2002            2002            2001
                                                                   -------------------------------------------------
       Operating Activities
          Net income                                                 $       1,217   $       1,589   $       1,489
          Adjustments to reconcile net income to net cash
            provided by operating activities

              Equity in undistributed income of subsidiaries                (1,262)         (1,198)           (945)
              Net change in
                 Trading assets, at fair value                                  --           1,049            (290)
                 Other assets and other liabilities                             16              17              21
              Other                                                             --              --              (7)
                                                                      ------------    ------------    ------------
                   Net cash provided by (used in) operating
                      activities                                               (29)          1,457             268
                                                                      ------------    ------------    ------------

       Financing Activities
          Cash dividends                                                      (272)           (507)           (493)
          Proceeds from exercise of stock options                               23              25              27
          Common stock withdrawn from Rabbi Trust                               --              --               8
          Purchase stock                                                        --             (78)            (46)
                                                                      ------------    ------------    ------------
                   Net cash used in financing activities                      (249)           (560)           (504)
                                                                      ------------    ------------    ------------

       Net Change in Cash and Cash Equivalents                                (278)            897            (236)

       Cash and Cash Equivalents, Beginning of Year                            922              25             261
                                                                      ------------    ------------    ------------

       Cash and Cash Equivalents, End of Year                        $         644   $         922   $          25
                                                                      ============    ============    ============